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                                                                EXHIBIT 11.1

               PDS FINANCIAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                        1996           1995
                                                        ----           ----

Net income (loss), primary                          $   305,319    $(4,614,075)
                                                    -----------    -----------
                                                    -----------    -----------

Net income (loss), fully diluted (1)                $   305,319    $(4,614,075)
                                                    -----------    -----------
                                                    -----------    -----------

PER SHARE DATA

Net income (loss) per common and
     common equivalent share, primary               $      0.10    $     (1.49)
                                                    -----------    -----------
                                                    -----------    -----------

Net income (loss) per common and
     common equivalent share, fully diluted (1)     $      0.10    $     (1.49)
                                                    -----------    -----------
                                                    -----------    -----------

WEIGHTED AVERAGE NUMBER OF COMMON
    AND COMMON EQUIVALENT SHARES

Primary:
   Weighted average number of
     common shares outstanding                        3,119,816      3,092,876
   Common equivalent shares:
    Dilutive stock options and
     warrants using the
     treasury stock method                                7,032       -----
                                                    -----------    -----------

                                                      3,126,848      3,092,876
                                                    -----------    -----------
                                                    -----------    -----------

Fully diluted (1):
   Weighted average number of
     common shares outstanding                        3,119,816      3,092,876
   Common equivalent shares:
    Dilutive stock options and
     warrants using the
     treasury stock method                                7,032       -----
                                                    -----------    -----------

                                                      3,126,848      3,092,876
                                                    -----------    -----------
                                                    -----------    -----------

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11), despite not being required by APB Opinion No. 15 because it results in dilution of less than 3%


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